Exhibit 99.1

Tower Group Reports Third Quarter Results

NEW YORK – November 7, 2012 – Tower Group, Inc. (NASDAQ: TWGP) today reported third quarter 2012 net income attributable to common shareholders of $21.6 million, or $0.56 per diluted share. Net loss attributable to common shareholders in the third quarter of 2011 was $16.4 million, or ($0.40) per diluted share.

Operating income (1) was $23.8 million in the third quarter of 2012, or $0.62 per diluted share, compared to an operating loss of $15.3 million in the third quarter of 2011, or ($0.38) per diluted share. The operating loss in the third quarter of 2011 included losses from Hurricane Irene which were estimated at $60.1 million ($39.1 million after-tax, or $0.96 per diluted share) in the third quarter 2011 and revised to $45.0 million ($29.2 million after tax, or $0.72 per diluted share) in the fourth quarter of 2011. The Company experienced $15.1 million of favorable development from Hurricane Irene claims in the fourth quarter of 2011.

During the quarter, Tower settled its previously disclosed litigation with Munich Reinsurance America, Inc. (“Munich”) for $2.9 million after-tax ($0.08 per share), which is included as a charge against its third quarter 2012 operating results. This settlement pertained to business that was sourced prior to 2001 from Tower’s Insurance Services segment.

Highlights (all figures compare third quarter 2012 results to the results for the same period in 2011 except as noted):

•	Net premiums earned increased by 4.2% from $413.4 million to $430.7 million.

•

Gross premiums written and managed decreased by 6.6% to $484.8 million primarily due to our termination of a program in the third quarter 2012 which generated $51.7 million of written premiums in the third quarter of 2011. The third quarter of 2011 also included written premiums of $23.3 million from an assumed reinsurance treaty which was commuted in the fourth quarter of 2011. Excluding these two actions, gross premiums written and managed increased by 8.2%.

•

For the combined insurance segments, the net combined ratio improved to 96.0% from 109.9%. (Excluding the business that Tower manages on behalf of the reciprocal exchanges, the net combined ratio improved to 96.3% from 112.0%.)

•	The net loss ratio improved to 59.5% from 75.0%. The net loss ratio excluding the reciprocal exchanges improved to 60.8% from 77.6%.

•	The net expense ratio was 36.5% compared to 34.9%.

•	Net investment income was flat at $31.4 million.

•

Book value per share was $27.49 at September 30, 2012 compared to $26.37 at December 31, 2011. During the quarter, Tower paid cash dividends of 18.75 cents per share, and year to date Tower has paid cash dividends of 56.25 cents per share.

•	Tower Group, Inc. stockholders’ equity was $1.1 billion at September 30, 2012.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., said, “During the quarter, we continued to see positive trends in our business in terms of growth and underwriting profitability as well as improving market conditions. Our growth during the quarter was driven by our organic initiatives which are focused on expanding our products, improving existing business units and creating new business units and improving the various operating processes associated with generating growth. We saw continued strength in our assumed reinsurance business and are beginning to see significant demand for customized product solutions with key distribution sources. In addition to seeing robust growth opportunities, we made significant progress in non-renewing unprofitable business and continued to drive rate increases across all business units. Because of this, we are confident about the profitability of our on-going business and remain well positioned to take advantage of the improving market conditions. We are also progressing well with our proposed merger transaction with the Bermuda reinsurance business of Canopius. Our fourth quarter operating results will be adversely affected by Superstorm Sandy, which will easily cause the largest catastrophic event in our history. Our sympathies go out to those who have been severely impacted by this event, including our policyholders, agents and employees situated in the affected areas. While it is premature to estimate the full extent of our insured losses, we are confident that our capital position for the year will not be materially impaired based on the claims reporting pattern thus far, our underwriting profile and robust reinsurance program, which was substantially strengthened after Hurricane Irene last year. Despite the obvious challenges arising from this event, we are proud of the performance and the dedication of our staff, who have been working around the clock to service our customers and agents.”

On October 29, 2012, Superstorm Sandy made landfall in New Jersey and caused significant property damages which are still being determined. Tower has exposure to Superstorm Sandy through its direct insurance operations and its reinsurance assumed and ceded businesses. Losses from its insurance operations are covered by reinsurance after certain loss thresholds are incurred by the company. For Tower’s companies, excluding the reciprocal exchanges, losses incurred in excess of $75 million are ceded to Tower’s reinsurance program up to a gross loss of $150 million. Tower also maintains reinsurance for losses in excess of $150 million to $925 million; in these reinsured programs, Tower retains 30% of the losses between $150 million and $225 million. Tower expects its direct insurance losses to be contained within the first layer of its reinsurance program based on currently available information. Tower expects its pre-tax net loss from its direct insurance business to be between $90 million and $95 million pre-tax including reinstatement premiums. Tower’s assumed reinsurance business expects its losses to be between $15 million and $20 million pre-tax, based on its evaluation of currently available information. Tower also expects to recover $10 million if industry losses exceed $10 billion and an additional $10 million if industry losses exceed $15 billion through industry loss warranties that its ceded reinsurance business put in place in July 2012 to manage risk associated with its exposure in the Northeast. Tower believes that its alternative investments will not be materially affected by the losses associated with Superstorm Sandy. In aggregate, Tower’s current estimate of loss ranges from $55.3 million to $68.3 million, after-tax, based on its estimate of an industry loss between $10 billion and $15 billion. Tower expects that the reciprocal exchanges will have a net loss between $6.2 million and $7.5 million, after-tax, but such loss will not be included in Net Income Available to Tower Shareholders.

Financial Summary ($ in thousands, except per share data):

	Three Months Ended September 30,
	2012				2011
	Tower	Reciprocal Exchanges	Eliminations	Total	Tower	Reciprocal Exchanges	Eliminations	Total
Net premiums written	$382,655	$41,831	$—	$424,486	$423,813	$44,891	$—	$468,704

Revenues
Net premiums earned	$388,090	$42,623	$—	$430,713	$366,874	$46,573	$—	$413,447
Ceding commission revenue	4,990	3,190	(477)	7,703	4,956	2,011	—	6,967
Insurance services revenue	8,678	—	(7,870)	808	8,057	—	(7,644)	413
Policy billing fees	2,980	153	—	3,133	2,688	142	—	2,830
Net investment income	29,924	3,141	(1,676)	31,389	29,817	3,268	(1,674)	31,411
Total net realized investment gains (losses)	80	1,065	—	1,145	(1,135)	1,362	—	227

Total revenues	434,742	50,172	(10,023)	474,891	411,257	53,356	(9,318)	455,295

Expenses
Loss and loss adjustment expenses	235,782	20,314	—	256,096	284,661	25,376	—	310,037
Direct and ceding commission expense	79,637	8,367	(477)	87,527	73,066	7,188	—	80,254
Other operating expenses	78,760	14,514	(7,870)	85,404	68,498	13,029	(7,644)	73,883
Acquisition-related transaction costs	2,679	—	—	2,679	425	—	—	425
Interest expense	8,224	1,676	(1,676)	8,224	8,633	1,674	(1,674)	8,633

Total expenses	405,082	44,871	(10,023)	439,930	435,283	47,267	(9,318)	473,232

Income (loss) before income taxes	29,660	5,301	—	34,961	(24,026)	6,089	—	(17,937)
Income tax expense (benefit)	8,031	1,469	—	9,500	(7,587)	1,606	—	(5,981)

Net income (loss)	$21,629	$3,832	$—	$25,461	$(16,439)	$4,483	$—	$(11,956)

Ratios
Net calendar year loss and LAE	60.8%	47.7%		59.5%	77.6%	54.5%		75.0%
Net underwriting expenses	35.5%	45.8%		36.5%	34.4%	38.8%		34.9%
Net Combined	96.3%	93.5%		96.0%	112.0%	93.3%		109.9%

Return on Average Equity	8.4%				–6.3%

Financial Summary ($ in thousands, except per share data):

	Nine Months Ended September 30,
	2012				2011
	Tower	Reciprocal Exchanges	Eliminations	Total	Tower	Reciprocal Exchanges	Eliminations	Total

Net premiums written	$1,211,859	$124,544	$—	$1,336,403	$1,127,068	$130,649	$—	$1,257,717

Revenues
Net premiums earned	$1,184,371	$126,653	$—	$1,311,024	$1,044,201	$142,571	$—	$1,186,772
Ceding commission revenue	13,923	9,500	(477)	22,946	20,898	4,905	—	25,803
Insurance services revenue	25,361	—	(22,697)	2,664	22,985	—	(22,043)	942
Policy billing fees	8,853	414	—	9,267	7,234	433	—	7,667
Net investment income	92,448	9,668	(5,003)	97,113	90,924	9,663	(5,000)	95,587
Total net realized investment gains (losses)	1,108	3,384	—	4,492	4,245	1,028	—	5,273

Total revenues	1,326,064	149,619	(28,177)	1,447,506	1,190,487	158,600	(27,043)	1,322,044

Expenses
Loss and loss adjustment expenses	801,873	71,491	—	873,364	715,080	75,979	—	791,059
Direct and ceding commission expense	238,573	24,302	(477)	262,398	208,840	24,227	—	233,067
Other operating expenses	223,114	42,058	(22,697)	242,475	192,311	39,703	(22,043)	209,971
Acquisition-related transaction costs	4,661	—	—	4,661	437	—	—	437
Interest expense	23,702	5,003	(5,003)	23,702	24,990	5,000	(5,000)	24,990

Total expenses	1,291,923	142,854	(28,177)	1,406,600	1,141,658	144,909	(27,043)	1,259,524

Income before income taxes	34,141	6,765	—	40,906	48,829	13,691	—	62,520
Income tax expense (benefit)	6,991	(2,880)	—	4,111	15,462	4,192	—	19,654

Net income	$27,150	$9,645	$—	$36,795	$33,367	$9,499	$—	$42,866

Ratios
Net calendar year loss and LAE	67.7%	56.4%		66.6%	68.5%	53.3%		66.7%
Net underwriting expenses	34.7%	44.6%		35.6%	33.5%	41.1%		34.4%
Net Combined	102.4%	101.0%		102.2%	102.0%	94.4%		101.1%

Return on Average Equity	3.5%				4.3%

Reconciliation of non-GAAP financial measures ($ in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss) attributable to Tower Group, Inc.	$21,629	$(16,439)	$27,150	$33,367
Net realized (gains) losses on investments	(80)	1,135	(1,108)	(4,245)
Acquisition-related transaction costs	2,679	425	4,661	437
Income tax	(456)	(428)	(461)	1,454

Operating income (loss) attributable to Tower Group, Inc.	$23,772	$(15,307)	$30,242	$31,013

Ratios
Operating earnings (loss) per share - Basic	$0.62	$(0.38)	$0.78	$0.75
Operating earnings (loss) per share - Diluted	$0.62	$(0.38)	$0.78	$0.75
Operating return on average equity	9.2%	–5.9%	3.9%	4.0%

Third Quarter 2012 Highlights

Consolidated

Gross premiums written and managed decreased to $484.8 million in the third quarter, 6.6% lower than in the third quarter of 2011. The decrease in the three months ended September 30, 2012 is primarily attributable to the non-renewal of one program that generated $51.7 million of gross written premium in the third quarter in 2011. The third quarter 2011 also included $23.3 million of premium from an assumed reinsurance treaty that was commuted in the fourth quarter 2011. Excluding these two actions, gross premiums written and managed increased by 8.2%. Policies in-force decreased by 0.8% as of September 30, 2012, compared to September 30, 2011, without programs. For the three months ended September 30, 2012, premiums on renewed Commercial Insurance business excluding programs increased 4.0% and premiums on renewed Personal Insurance business increased 4.5%, resulting in an overall premium increase on renewal business of 4.3%. During the same time period, our Commercial Insurance business renewal retention rate excluding programs was 83.7% and our Personal Insurance business renewal retention rate was 88.9%, resulting in an overall retention rate of 88.0%.

Total revenues increased 4.3% to $474.9 million in the third quarter of 2012 as compared to $455.3 million in the prior year’s third quarter. The growth was primarily due to increased net premiums earned. Net premiums earned represented 90.7% of total revenues for the three months ended September 30, 2012 compared to 90.8% for 2011.

Net investment income was flat at $31.4 million. The tax equivalent book yield on our investment portfolio, excluding the reciprocal exchanges, was 4.6% at September 30, 2012 compared to 4.5% at September 30, 2011. Net realized investment gains were $1.1 million for the quarter ended September 30, 2012 compared to gains of $0.2 million in the same period last year. Total commission and fee income increased 14.0% to $11.6 million in the third quarter of 2012 compared to $10.2 million in the third quarter of 2011.

The net loss ratio was 59.5% for the three months ended September 30, 2012 compared to 75.0% for the same period in 2011. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net loss ratio was 60.8% for the third quarter of 2012 compared to 77.6% for the third quarter of 2011.) Included in the third quarter loss ratio were 12.5 points associated with

Hurricane Irene (12.3 points excluding the business that we manage on behalf of the reciprocal exchanges). Our net expense ratio was 36.5% for the three months ended September 30, 2012 compared to 34.9% for the same period in 2011. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net expense ratio was 35.5% for the third quarter of 2012 compared to 34.4% for the third quarter of 2011.) The increase in the three months ended September 30, 2012 is primarily due to the assumed reinsurance business which has a higher commission ratio than other lines of business and an increase in the OUE ratio as a result of ongoing efforts to build-out the information technology infrastructure to support policy administration and claims processing needs. Acquisition-related transaction costs for the three and nine months ended September 30, 2012 were $2.7 million and $4.7 million, respectively, primarily attributed to the acquisition of our equity interest in Canopius Group and expenses associated with our recently announced proposed merger. These costs were negligible for the same periods in 2011.

Excluding the reciprocal exchanges, for the three months ended September 30, 2012, Tower’s effective tax rate was 27.1% in the third quarter 2012 compared to 31.6% in the same period in the prior year. Interest expense decreased by $0.4 million for the three months ended September 30, 2012, compared to the same period in 2011.

Additional Highlights and Disclosures

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on November 6, 2012, of 18.75 cents per share payable on December 21, 2012, to stockholders of record as of December 10, 2012.

Guidance

Tower expects full year 2013 operating earnings per share to be in a range of $2.85 to $3.05 excluding any benefits of the proposed merger transaction.

Notes on Non-GAAP Financial Measures

(1) Operating income (loss) excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings (loss) per share is operating income (loss) divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income (loss) divided by average common stockholders’ equity.

Conference Call

Tower will host a conference call and webcast to discuss these results on November 8, 2012 at 9:00 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.’s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries.

Our Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail, wholesale and program underwriting agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Our Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Our Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, visit Tower’s website at http://www.twrgrp.com/

Contact Information:

Bill Hitselberger

Executive Vice President and Chief Financial Officer

Tower Group, Inc.

212-655-2110

bhitselberger@twrgrp.com

Commercial Insurance & Personal Insurance Combined

($ in thousands)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change(%)	2012	2011	Change(%)
Key Measures
Premiums written
Gross premiums written	$484,845	$519,130	–6.6%	$1,489,831	$1,376,662	8.2%
Less: ceded premiums written	(60,359)	(50,426)	19.7%	(153,428)	(118,945)	29.0%

Net premiums written	$424,486	$468,704	–9.4%	$1,336,403	$1,257,717	6.3%

Revenues
Net premiums earned	430,713	413,447	4.2%	$1,311,024	$1,186,772	10.5%
Ceding commission revenue	7,703	6,967	10.6%	22,946	25,803	–11.1%
Policy billing fees	3,133	2,830	10.7%	9,267	7,667	20.9%

Total revenues	441,549	423,244	4.3%	1,343,237	1,220,242	10.1%
Expenses
Net loss and loss adjustment expenses	256,096	310,037	–17.4%	873,364	791,059	10.4%

Underwriting expenses
Direct commission expense	87,527	80,150	9.2%	262,398	233,066	12.6%
Other underwriting expenses	80,440	74,050	8.6%	236,776	208,518	13.6%

Total underwriting expenses	167,967	154,200	8.9%	499,174	441,584	13.0%

Underwriting profit (loss)	$17,486	$(40,993)	142.7%	$(29,301)	$(12,401)	–136.3%

Underwriting Ratios
Net loss ratio	59.5%	75.0%		66.6%	66.7%
Net expense ratio	36.5%	34.9%		35.6%	34.4%
Net combined ratio	96.0%	109.9%		102.2%	101.1%

Commercial Insurance Segment Information

($ in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Key Measures
Premiums written
Gross premiums written	$311,950	$366,740	$1,018,738	$945,619
Less: ceded premiums written	(25,557)	(16,533)	(68,392)	(48,769)

Net premiums written	$286,393	$350,207	$950,346	$896,850

Revenues
Net premiums earned	296,606	290,113	$932,091	$805,616
Ceding commission revenue	2,446	1,455	6,350	10,183
Policy billing fees	1,358	1,195	4,261	3,073

Total revenues	300,410	292,763	942,702	818,872
Expenses
Net loss and loss adjustment expenses	180,053	221,540	662,700	552,627
Underwriting expenses
Direct commission expenses	61,142	57,146	183,230	157,394
Other underwriting expenses	45,213	39,854	140,875	113,467

Total underwriting expenses	106,355	97,000	324,105	270,861

Underwriting profit (loss)	$14,002	$(25,777)	$(44,103)	$(4,616)

Underwriting Ratios
Net loss ratio	60.7%	76.4%	71.1%	68.6%
Net expense ratio	34.6%	32.5%	33.6%	32.0%
Net combined ratio	95.3%	108.9%	104.7%	100.6%

Personal Insurance Segment Information

($ in thousands)

(Unaudited)

	Three Months Ended September 30,
	2012			2011
	Tower	Reciprocal Exchanges	Total	Tower	Reciprocal Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$117,220	$55,675	$172,895	$97,793	54,596	152,389
Less: ceded premiums written	(20,958)	(13,844)	(34,802)	(24,188)	(9,705)	(33,893)

Net premiums written	$96,262	$41,831	$138,093	$73,605	44,891	118,496

Revenues
Net premiums earned	91,484	42,623	134,107	76,761	46,573	123,334
Ceding commission revenue	2,067	3,190	5,257	3,501	2,011	5,512
Policy billing fees	1,622	153	1,775	1,493	142	1,635

Total revenues	95,173	45,966	141,139	81,755	48,726	130,481
Expenses
Net loss and loss adjustment expenses	55,729	20,314	76,043	63,122	25,375	88,497
Underwriting expenses
Direct commission expense	18,018	8,367	26,385	15,816	7,188	23,004
Other underwriting expenses	20,714	14,513	35,227	21,166	13,030	34,196

Total underwriting expenses	38,732	22,880	61,612	36,982	20,218	57,200

Underwriting profit (loss)	$712	$2,772	$3,484	$(18,349)	3,133	(15,216)

Underwriting Ratios
Net loss ratio	60.9%	47.7%	56.7%	82.2%	54.5%	71.8%
Net expense ratio	38.3%	45.8%	40.7%	41.7%	38.8%	40.6%
Net combined ratio	99.2%	93.5%	97.4%	123.9%	93.3%	112.4%

Personal Insurance Segment Information

($ in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012			2011
	Tower	Reciprocal Exchanges	Total	Tower	Reciprocal Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$313,604	$157,489	$471,093	$273,597	157,446	431,043
Less: ceded premiums written	(52,091)	(32,945)	(85,036)	(43,379)	(26,797)	(70,176)

Net premiums written	$261,513	$124,544	$386,057	$230,218	130,649	360,867

Revenues
Net premiums earned	$252,280	$126,653	$378,933	$238,585	$142,571	$381,156
Ceding commission revenue	7,096	9,500	16,596	10,715	4,905	15,620
Policy billing fees	4,592	414	5,006	4,161	433	4,594

Total revenues	263,968	136,567	400,535	253,461	147,909	401,370
Expenses
Net loss and loss adjustment expenses	139,173	71,491	210,664	162,453	75,979	238,432
Underwriting expenses
Direct commission expense	54,866	24,302	79,168	51,445	24,227	75,672
Other underwriting expenses	53,844	42,057	95,901	55,348	39,703	95,051

Total underwriting expenses	108,710	66,359	175,069	106,793	63,930	170,723

Underwriting profit (loss)	$16,085	$(1,283)	$14,802	$(15,785)	8,000	(7,785)

Underwriting Ratios
Net loss ratio	55.2%	56.4%	55.6%	68.1%	53.3%	62.6%
Net expense ratio	38.5%	44.6%	40.5%	38.5%	41.1%	39.5%
Net combined ratio	93.7%	101.0%	96.1%	106.6%	94.4%	102.1%

Insurance Services Segment Results of Operations

($ in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue
Management fee income	$7,870	$7,644	$22,697	$22,043
Other revenue	808	413	2,664	942

Total revenue	8,678	8,057	25,361	22,985

Expenses
Other expenses	9,578	4,986	19,120	15,004

Total expenses	9,578	4,986	19,120	15,004

Insurance services pre-tax income	$(900)	$3,071	$6,241	$7,981

Tower Group, Inc.

Consolidated Balance Sheets

($ in thousands, except par value and share amounts)	September 30, 2012	December 31, 2011
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $1,978,624 and $2,046,932)	$2,133,676	$2,153,620
Equity securities (cost of $121,339 and $91,069)	123,614	87,479
Short-term investments (cost of $4,748 and $0)	4,748	—
Other invested assets	54,365	44,347
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $277,787 and $288,180)	303,172	300,054
Equity securities (cost of $5,144 and $1,965)	5,654	1,866

Total investments	2,625,229	2,587,366
Cash and cash equivalents (includes $11,383 and $666 relating to Reciprocal Exchanges)	179,414	114,098
Investment income receivable (includes $3,443 and $2,978 relating to Reciprocal Exchanges)	30,188	26,782
Investment in unconsolidated affiliate	71,512	—
Premiums receivable (includes $40,400 and $41,290 relating to Reciprocal Exchanges)	367,489	408,626
Reinsurance recoverable on paid losses (includes $2,248 and $5,670 relating to Reciprocal Exchanges)	19,873	23,903
Reinsurance recoverable on unpaid losses (includes $19,138 and $11,253 relating to Reciprocal Exchanges)	313,626	319,664
Prepaid reinsurance premiums (includes $17,944 and $14,685 relating to Reciprocal Exchanges)	62,820	54,037
Deferred acquisition costs, net (includes $12,503 and $11,866 relating to Reciprocal Exchanges)	189,589	168,858
Intangible assets (includes $7,000 and $4,839 relating to Reciprocal Exchanges)	108,806	114,920
Goodwill	250,103	250,103
Funds held by reinsured companies	124,353	69,755
Other assets (includes $4,086 and $2,685 relating to Reciprocal Exchanges)	321,167	304,083

Total assets	$4,664,169	$4,442,195

Liabilities
Loss and loss adjustment expenses (includes $123,073 and $136,274 relating to Reciprocal Exchanges)	$1,694,666	$1,632,113
Unearned premium (includes $104,140 and $102,991 relating to Reciprocal Exchanges)	927,295	893,176
Reinsurance balances payable (includes $3,685 and $3,466 relating to Reciprocal Exchanges)	20,850	20,794
Funds held under reinsurance agreements	88,810	96,726
Other liabilities (includes $46,889 and $7,154 relating to Reciprocal Exchanges)	316,073	266,155
Deferred income taxes (includes $7,445 and $4,511 relating to Reciprocal Exchanges)	48,896	29,337
Debt	449,005	426,901

Total liabilities	3,545,595	3,365,202
Stockholders’ equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 46,781,251 and 46,448,341 shares issued, and 38,376,845 and 39,221,102 shares outstanding)	468	465
Treasury stock (8,404,406 and 7,227,239 shares)	(181,432)	(158,185)
Paid-in-capital	777,864	772,938
Accumulated other comprehensive income	96,125	62,244
Retained earnings	361,956	356,680

Tower Group, Inc. stockholders’ equity	1,054,981	1,034,142

Noncontrolling interests	63,593	42,851

Total stockholders’ equity	1,118,574	1,076,993

Total liabilities and stockholders’ equity	$4,664,169	$4,442,195

Tower Group, Inc.

Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenues
Net premiums earned	$430,713	$413,447	$1,311,024	$1,186,772
Ceding commission revenue	7,703	6,967	22,946	25,803
Insurance services revenue	808	413	2,664	942
Policy billing fees	3,133	2,830	9,267	7,667
Net investment income	31,389	31,411	97,113	95,587
Net realized investment gains (losses):
Other-than-temporary impairments	(1,727)	(2,955)	(6,973)	(3,333)
Portion of loss recognized in other comprehensive income	—	156	286	180
Other net realized investment gains	2,872	3,026	11,179	8,426

Total net realized investment gains (losses)	1,145	227	4,492	5,273

Total revenues	474,891	455,295	1,447,506	1,322,044
Expenses
Loss and loss adjustment expenses	256,096	310,037	873,364	791,059
Direct and ceding commission expense	87,527	80,254	262,398	233,067
Other operating expenses	85,404	73,883	242,475	209,971
Acquisition-related transaction costs	2,679	425	4,661	437
Interest expense	8,224	8,633	23,702	24,990

Total expenses	439,930	473,232	1,406,600	1,259,524

Income before income taxes	34,961	(17,937)	40,906	62,520
Income tax expense	9,500	(5,981)	4,111	19,654

Net income	$25,461	$(11,956)	$36,795	$42,866
Less: Net income attributable to Noncontrolling interests	3,832	4,483	9,645	9,499

Net income attributable to Tower Group, Inc.	$21,629	$(16,439)	$27,150	$33,367

Earnings per share attributable to Tower Group, Inc. stockholders:
Basic	$0.56	$(0.40)	$0.70	$0.82
Diluted	$0.56	$(0.40)	$0.70	$0.81

Weighted average common shares outstanding:
Basic	38,371	40,814	38,929	41,207
Diluted	38,395	40,814	38,979	41,312

Dividends declared and paid per common share	$0.19	$0.19	$0.56	$0.50